UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2008

BNCCORP, Inc.
(Exact name of registrant as specified in its charter)

                        Delaware                                                  0-26290                                              45-0402816
                        (State of incorporation)                      (Commission File Number)              (IRS Employer Identification No.)

                        322 East Main, Bismarck, North Dakota                                                                                58501
                  (Address of principal executive offices)                                                                           (Zip Code)

(701) 250-3040
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01             NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED
LISTING RULE OR STANDARD; TRANSFER OF LISTING

(a) – (c)                       Not applicable.

(d)            On January 14, 2008, BNCCORP, Inc., a Delaware corporation (the “Company”), issued a press release announcing its intention to voluntarily withdraw the Company’s common stock from listing on the Nasdaq Global Market and from registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company is eligible to voluntarily initiate the delisting and deregistration of its common stock because there are fewer than 300 record holders of its common stock.  In connection therewith, the Company formally notified the Nasdaq Stock Market on January 14, 2008, of its intention to file a Form 25 with the Securities and Exchange Commission on January 24, 2008.

The Company has requested that Nasdaq permit trading in its common stock until the close of trading on January 28, 2008, but cannot provide assurances that such request will be granted.

The Company’s decision to delist and deregister was not based on the receipt of any notice indicating that the Company has failed to satisfy any rule or standard for the continued listing of its common stock on the Nasdaq Global Market or asserting any material non-compliance with the rules of the Nasdaq Stock Market.

For more information, see the Company’s press release, dated January 14, 2008, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 8.01             OTHER EVENTS

On January 14, 2008, the Company issued the press release attached hereto as Exhibit 99.1 announcing the Company’s intention to voluntarily withdraw the Company’s common stock from listing on the NASDAQ Global Market and from registration under the Exchange Act.

For more information, see the Company’s press release, dated January 14, 2008, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) –(c)                       Not applicable.

(d)            Exhibits

Exhibit Number	Description
99.1	Press Release issued by BNCCORP, Inc., dated January 14, 2008

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BNCCORP, INC.

	By:	/s/ Gregory K. Cleveland
Gregory K. Cleveland
President
Date: January 14, 2008

3